UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/19/2007

THE PEP BOYS - MANNY MOE & JACK
(Exact name of registrant as specified in its charter)

Commission File Number:  -

PA	23-0962915
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3111 West Allegheny Avenue, Philadelphia, PA 19132
(Address of principal executive offices, including zip code)

215-430-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 13, 2007, the Board of Directors (the "Board")of The Pep Boys - Manny, Moe & Jack (the "Company") approved and adopted the Amended and Restated Articles of Incorporation of The Pep Boys - Manny, Moe & Jack (the "Amended Articles"). The Amended Articles now include a provision to permit the issuance and transfer of both certificated and uncertificated shares of capital stock. This provision was adopted to comply with new rules enacted by the New York Stock Exchange, Inc. which require eligibility for a "direct registration program" by January 1, 2008. The Amended Articles were effective upon filing with the Secretary of State of the Commonwealth of Pennsylvania on December 19, 2007. A copy of the Amended Articles is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Amended and Restated Articles of Incorporation of The Pep Boys - Manny, Moe & Jack

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEP BOYS - MANNY MOE & JACK

Date: December 19, 2007	By:	/s/ Brian D. Zuckerman
Brian D. Zuckerman
VP - General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
EX-3.(i).1	Amended and Restated Articles of Incorporation of The Pep Boys - Manny, Moe & Jack